Exhibit 10.26

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is dated as of October 31, 2000, and is entered into between Asset Alliance Corporation, a Delaware corporation (the “Company”), and Arnold L. Mintz (the “Employee”).

WHEREAS, the Employee and the Company are parties to an Employment Agreement, dated as of March 4, 1998 (the “Prior Agreement”); and

WHEREAS, the Employee and the Company have agreed to amend the Prior Agreement as set forth herein,

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Employment and Term.

(a)
The Employee shall continue to serve on the Board of Directors of the Company (the “Board”) and as Executive Vice President and Chief Operating Officer of the Company and in such other executive managerial position or positions with the Company or its subsidiaries or affiliates as shall hereafter be designated by the Board of Directors of the Company, to perform such managerial duties consistent with the usual duties of an officer of his status. Such employment shall be on the terms and conditions set forth herein. The Employee hereby accepts such employment and agrees to devote substantially all of his business time to the faithful and diligent performance of the duties provided herein.

(b)
The term of the Employee’s employment by the Company shall commence as of January 1, 2000 (the “Effective Date”) and continue for a period of five years from such date (the “Initial Employment Period”), which Initial Employment Period shall be automatically extended for an additional one year period on each anniversary of this agreement (such that the remaining term as of each anniversary shall be five years) unless and until the Employee’s employment is terminated pursuant to the terms hereof.

2.	Compensation.

(a)
Salary. The Company shall compensate the Employee with a base salary of $500,000 per annum, commencing on the Effective Date and payable in accordance with the normal payroll practices of the Company. The base salary shall be reviewed annually and may be increased (but shall not be decreased) in the sole discretion of the Board.

(b)
Incentive Bonus. The Company shall pay Employee each year during the Term as additional compensation amounts determined by reference to the Company’s Audited Cash Earnings Available for Common Shareholders per Fully Diluted Common Share, par value $0.01 per share, of the Company (the “Common Stock”), as determined by the Board and the Company’s independent accountants in accordance with Exhibit A.

(c)	Discretionary Bonus. Employee shall be eligible to receive a discretionary annual bonus in the sole discretion of the Board.

(d)
Benefits. The Employee shall be entitled to participate in a Company sponsored 401(k) plan, and any Company sponsored group health, medical, hospitalization, disability, accident and life insurance plans, all on such terms as the Board shall determine in establishing such benefit programs as promptly as is reasonably practicable after the date hereof, and such other employee benefits as the Board may hereafter make available to the executives of the Company. The Company agrees to pay to the Employee up to $15,000 per year for the Employee to use to pay the premiums on (i) personal life insurance policy for Employee providing death benefits for Employee’s designated beneficiaries and (ii) a personal disability policy for the benefit of Employee.

(e)
Expenses. The Company shall pay or reimburse the Employee for all expenses normally reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder, including, without limitation, expenses for a Company leased automobile and related expenses consistent with the Company’s automobile policies as adopted by the Board, and for traveling, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof prepared in compliance with such rules relating thereto as the Board may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations adopted pursuant thereto now or hereafter in effect.

(f)
Vacations. During each year of employment, the Employee shall be entitled to paid vacations for an aggregate of the greater of (A) four weeks, or (B) such period as may be provided from time to time in the Company’s vacation policy.

3.	Termination.

(a)
This agreement shall be terminated upon the happening of any of the following events: (i) in the case of a termination by the Company for Cause (as defined in section 3(e) hereof), on the date set forth in the notice of termination; (ii) in the case of other terminations, whenever the Company or the Employee shall give at least six months’ advance written notice of termination, in which event the Agreement shall be terminated on the date set forth in such notice; (iii) upon the death of the Employee; or (iv) upon the Permanent Disability (as such term is defined in Section 3(1) hereof) of the Employee.

(b)
In the event that the Employee’s employment with the Company is terminated by the Company without Cause (as defined in Section 3(e) hereof) or is terminated by the Employee for Good Reason (as defined in Section 3(g) hereof), then during the period from the effective date of termination through the date on which the then-current term of this Agreement was to expire, the Employee shall continue to receive the full amount of his then current base salary plus all other benefits to which the Employee is entitled to pursuant to Section 2(e) hereof and otherwise (including, without limitation, the continued vesting and exercisability during such period of all stock options held by the Employee) and in a single lump sum within 5 days after the date of the Employee’s employment is terminated three (3) times the average of the Incentive Bonus paid or payable to the Employee in the last two years pursuant to Section 2(b) of the Agreement, provided, however, that if such termination is the result of a Change of Control, then the full amount which would be payable to the Employee under this subparagraph (b) during the foregoing period through the end of the then-current term of this Agreement will be paid to the Employee in a single lump sum within five days after the date the Employee’s employment is terminated.

(c)
In the event the Employee’s employment with the Company is terminated upon the Employee’s death or Permanent Disability (as such term is defined in Section 3(f) hereof), the Employee or his legal representative shall continue to receive his then current base salary for a two year period and all stock options held by Employee shall, to the extent vested, continue to be exercisable during such period.

(d)
In the event of a termination of Employee by the Company for Cause (as defined in Section 3(e) hereof), the Company shall not be obligated to pay Employee any compensation or benefits after the date of termination and Employee must exercise any vested stock options held by Employee within 30 days of such date.

(e)
For purposes hereof, “Cause” shall mean any of the following: (i) the continued, intentional failure, neglect or refusal of the Employee to substantially fulfill his material duties as an employee after ninety (90) days’ notice of breach is received from the Company; (ii) a material breach of any fiduciary duty or other material dishonesty by the Employee with respect to the Company or any affiliate thereof resulting in actual material harm to the Company or such affiliate; or (iii) the conviction of the Employee for a felony.

(f)
For purposes hereof, “Permanent Disability” shall mean the total incapacitation of the Employee so as the preclude performance of the duties of his employment hereunder for an aggregate period of six months in any twelve month period.

(g)
For purposes hereof, “Good Reason” shall exist if the Company shall: (i) be in breach of or default under any material provision of this Agreement and not cure such breach within 30 days or receiving notice of such breach from the Employee; (ii) change the principal work location of the Employee away from Manhattan, New York, without the consent of the Employee, which consent may be withheld by the Employee for any reason; (iii) materially change the duties of the Employee without the Employee’s consent, which consent may be withheld by the Employee for any reason; (iv) reduce the Employee’s base salary or benefits without the Employee’s consent, which consent may be withheld by the Employee for any reason; (v) become insolvent or bankrupt or file a voluntary or involuntary petition in bankruptcy or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or (vi) undergo a Change of Control (as defined in Section 3(h) hereof).

(h)
For purposes hereof, a “Change of Control” of the Company shall have occurred if (a) any: “person” (as such term is used in Sections 13(d) and 14(d)(2) of the U.S. Securities Exchange Act of 1934), other than the Company or any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing in excess of 50% of the combined voting power of the Company’s then outstanding securities, or if (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority of the directors thereof, unless each new director was elected by, or on the recommendation of, a majority of the directors then still in office who were directors at the beginning of such period.

(i)
In the event Employee shall become subject to the excise tax imposed by Section 4999 of the Code and any related penalties or interest (the “Excise Tax”) by reason of any compensation payable to him hereunder, as determined by the Company’s independent accountants on the request of Employee, the Company agrees to make an additional “gross-up” payment to the Employee in an amount such that, after payment by Employee of all taxes (including any Excise Tax, interest and penalties) imposed upon the gross-up payment, Employee shall retain an amount equal to the Excise Tax.

(j)
Employee shall have no obligation to seek to mitigate any amounts payable under this Section 3 and any amounts he receives from other employment shall not be offset against or otherwise reduce the amount due Employee hereunder.

4.	Noncompetition; Nonintervention.

(a)
While in the employ of the Company, the Employee agrees to devote substantially all of his time, attention and energies to the performance of the business of the Company and the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant, or agent of any other corporation, partnership, or other business organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties as an employee of the Company, or which, even if noninterfering, may be contrary to the best interests of the Company (provided, however, that the Employee may continue his business activities involving the providing of investment management and advisory services for a cash alternative fund and involving market neutral strategies and convertible arbitrage programs or, with the Board’s prior consent, any other strategy which is not in competition with the Company or its affiliates at the time such strategy commences (the “Existing Activities”)).

(b)
Until two years after the termination or cessation of the Employee’s employment with the Company for any reason (including termination of employment by the Company without Cause), the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, engage in the business of acquiring equity interests of, or otherwise investing in, investment management firms other than (i) continuation of the Existing Activities, and (ii) after termination of the Employee’s employment with the Company for any reason, investing in or acting as a partner, officer, director, employee, stockholder, consultant or agent of any investment management firm in which the Employee is a principal executive officer involved in management of the business on a day-to-day basis. For a period of two years after the termination or cessation of the Employee’s employment with the Company for any reason (including termination of the employment by the Company without Cause) the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (A) request or cause any customer of the Company or its affiliates to cancel or terminate any business relationship with the Company or such affiliate, or (B) solicit or otherwise cause any employee of the Company or its affiliates to terminate such employee’s relationship with the Company or such affiliate.

5.	Confidential Information.

(a)
The Employee will not at any time, whether during or after the termination or cessation of his employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be in the public domain through no fault of the Employee, and the Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

(b)
The Employee agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee shall not, after the termination or cessation of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of his employment the Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

6.	Binding Effect.

This agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Company’s successors or assigns (whether resulting from any reorganization, consolidation or merger of the Company or any business to which all or substantially all of the assets of the Company are sold) and the Employee’s heirs, executors and legal representatives.

7.	Entire Agreement.

This Agreement contains the entire agreement and understanding of the parties with respect to the subject manner hereof, supersedes all prior agreements and understandings with respect thereto and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.

8.	Arbitration.

(a)
All disputes between Employee and the Company of any kind whatsoever, including, without limitation, all disputes relating in any manner to the employment or termination of Employee and all disputes arising under this Agreement, but excluding (at the Company’s option) any proceedings pursuant to Section 9, shall be resolved by arbitration (“Arbitrable Claims”). Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims.

(b)
Arbitration of Arbitrable Claims shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA Employment Rules”), except as provided otherwise in this Agreement. There shall be one arbitrator selected in accordance with the AAA Employment Rules. In any arbitration, the burden of proof shall be allocated as provided by applicable law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. All arbitration hearings under this Agreement shall be conducted in New York, New York. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 8. The fees of the arbitrator shall be split between both parties equally.

(c)
All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject manner thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator and, if involved, the court and court staff.

(d)
The rights and obligations of Employee and the Company as set forth in this Section 8 with respect to arbitration shall survive the termination of Employee’s employment and the expiration of this Agreement.

9.	Right to Injunction.

The Employee acknowledges and agrees that irreparable and immediate damage will result to the Company if the Employee breaches his obligations under Section 4 or Section 5 hereof. In the event of a breach by the Employee of Section 4 or Section 5 hereof, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Employee from the violation of such provisions. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

10.	Indemnification.

The Company shall indemnify Employee to the fullest extent permitted by law (including, without limitation, advancement of legal fees on a current basis) for all matters related to or arising from Employee’s service as an officer, director and/or fiduciary of any benefit plan of the Company. The Company shall cover Employee during and after Employee’s employment under the Company’s director and officer liability insurance to the greatest extent afforded any senior officer and director of the Company.

11.	Miscellaneous.

(a)	Amendments. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by the Employee and the Company.

(b)
Successor in Interest. All provisions of this Agreement shall survive the termination or cessation of the Employee’s employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of either of the parties to this Agreement.

(c)	Waiver. The waiver by the Company of a breach of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

(d)
Notices. All notices to be given hereunder shall be in writing and personally delivered or sent certified mail, return receipt requested. Notices to be given to the Employee shall be sent to the address indicated below the Employee’s signature below. Notices to be given to the Company shall be sent to Asset Alliance Corporation, 800 Third Avenue, New York, NY 10022, to the attention of Arnold L. Mintz, Executive Vice President. Notices of any changes in the above addresses shall be given to the other party in writing.

(e)
Severability. If any provision of this Agreement shall contravene any law of any particular state where the Employee shall perform services for the Company, then this Agreement shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

(f)	Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principals thereof.

(g)
Counterparts. This Agreement may be executed in two or more counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Asset Alliance Corporation

By:	/s/ Bruce H. Lipnick
Name:	Bruce H. Lipnick
Title:	Chief Executive Officer

/s/ Arnold L. Mintz
Arnold L. Mintz

Employee’s Address:
200 East 82nd Street, Apartment 27G
New York, New York 10028

EXHIBIT A

INCENTIVE BONUS SCHEDULE (MINTZ)

AUDITED CASH EARNINGS AVAILABLE FOR COMMON SHAREHOLDERS PER FULLY DILUTED SHARE	INCENTIVE BONUS PAYMENT
0 - .74	0
.75 -1.00	$200,000-300,000
1.00 - 1.25	$300,000-400,000
1.25 -1.50	$400,000-500,000
1.50 - 1.75	$500,000-600,000
1.75 - 2.25	$600,000-700,000
2.25 - 3.00	$700,000-800,000
3.00 - 4.00	$800,000-900,000
4.00 - 5.00	$900,000-1,000,000
5.00 - 6.00	$1,000,000-1,250,000
6.00 AND ABOVE	$1,250,000 + $250,000 FOR EACH ADDITIONAL $1.00 PER FULLY DILUTED SHARE

The Company’s Cash Earnings Available for Common Shareholders per Fully Diluted Share, excluding the Incentive Bonus Payment, shall be determined by the Company’s independent auditors each year, taking into account changes in the Company’s capital structure, securities convertible into common stock, stock dividends, stock splits, recapitalizations, reorganizations, merger and other relevant changes in the Company’s capitalization. The Incentive Bonus Payment for Cash Earnings Available for Common Shareholders per Fully Diluted Share levels falling between the low and the high range shall be computed on a straight-line basis. For example, if Cash Earnings Available for Common Shareholders per Fully Diluted Share should be $2.00 (the mid-point between 1.75 and 2.25), the Incentive Bonus Payment shall be $550,000 (the mid-point between $500,000 and $600,000).

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made as of April 2, 2004 to the Amended and Restated Employment Agreement between Asset Alliance Corporation and Arnold L. Mintz dated as of October 31, 2000 (the “Agreement”). Terms used in this Amendment and not defined herein have the meaning ascribed to them in the Agreement.

1.	Clause (a) of Section 2 of the Agreement is hereby amended to read in its entirety as follows:

(a) Salary. The Company shall compensate the Employee with a base salary of $600,000 per annum, commencing on January 1, 2004 and payable in accordance with the normal payroll practices of the Company. The base salary shall be reviewed annually and may be increased (but shall not be decreased) in the sole discretion of the Board.

2.	Except as amended by the foregoing provisions, the Agreement shall remain in full force and effect.

3.
This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery by the parties to this Amendment constitutes their agreement and consent to and approval of the amendments made hereby.

Asset Alliance Corporation

By:	/s/ Bruce H. Lipnick
Name: Bruce H. Lipnick
Title: Chief Executive Officer

/s/ Arnold L. Mintz
Arnold L. Mintz

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made as of May 20, 2004 to the Amended and Restated Employment Agreement between Asset Alliance Corporation and Arnold L. Mintz dated as of October 31, 2000, as amended by Amendment dated as of April 2, 2004 (the “Agreement”). Terms used in this Amendment and not defined herein have the meaning ascribed to them in the Agreement.

1.	The first sentence in Exhibit A to the Agreement is hereby amended to read in its entirety as follows:

The Company’s Audited Cash Earnings Available for Common Shareholders per Fully Diluted Shares, excluding the Incentive Bonus Payments and Discretionary Bonus Payments, shall be determined by the Company’s independent auditors each year, taking into account changes in the Company’s capital structure, securities convertible into common stock, stock dividends, stock splits, recapitalizations, reorganizations, merger and other relevant changes in the Company’s capitalization.

2.	Except as amended by the foregoing provisions, the Agreement shall remain in full force and effect.

3.
This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery by the parties to this Amendment constitutes their agreement and consent to and approval of the amendments made hereby.

Asset Alliance Corporation

By:	/s/ Bruce H. Lipnick
Name: Bruce H. Lipnick
Title: Chief Executive Officer

/s/ Arnold L. Mintz
Arnold L. Mintz

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made as of April 21, 2005 to the Amended and Restated Employment Agreement between Asset Alliance Corporation and Arnold L. Mintz dated as of October 31, 2000, as amended by Amendment dated as of April 2, 2004 and Amendment No. 2 dated as of May 20, 2004 (collectively, the “Agreement”). Terms used in this Amendment and not defined herein have the meaning ascribed to them in the Agreement.

1.	Section 2(b) of the Agreement is hereby amended by replacing “Audited Cash Earnings Available” with “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)”.

2.	Exhibit A of the Agreement is hereby amended to read in its entirety as follows:

EBITDA Per Share Range			Bonus Range
$-		$0.75	$-	$200,000
$0.75		$1.00	$200,000	$300,000
$1.00		$1.25	$300,000	$400,000
$1.25		$1.50	$400,000	$500,000
$1.50		$1.75	$500,000	$650,000
$1.75		$2.25	$650,000	$950,000
$2.25		$3.00	$950,000	$1,400,000
$3.00		$4.00	$1,400,000	$2,050,000
$4.00		$5.00	$2,050,000	$2,800,000
$5.00		$6.00	$2,800,000	$3,650,000
$6.00		$7.00	$3,650,000	$4,550,000
$7.00		$8.00	$4,550,000	$5,450,000
$8.00		$9.00	$5,450,000	$6,450,000
$9.00	$	> 9.00	$6,450,000 + $1.1MM for each $1.00 per share

The Company’s Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Shares, before taking into account the Incentive Bonus Payments and Discretionary Bonus Payments to the CEO, COO and the CFO of the Company, shall be determined by the Company’s independent auditors each year, taking into account changes in the Company’s capital structure, securities convertible into common stock, stock dividends, stock splits, recapitalizations, reorganizations, merger and other relevant changes in the Company’s capitalization. The Incentive Bonus Payment for Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Share levels falling between the low and the high range shall be computed on a straight-line basis. For example, if Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Share should be $2.00 (the mid-point between $1.75 and $2.25), the Incentive Bonus Payment shall be $800,000 (the mid-point between $650,000 and $950,000).

3.	Except as amended by the foregoing provisions, the Agreement shall remain in full force and effect.

4.
This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery by the parties to this Amendment constitutes their agreement and consent to and approval of the amendments made hereby.

Asset Alliance Corporation

By:	/s/ Bruce H. Lipnick
Name: Bruce H. Lipnick
Title: Chief Executive Officer

/s/ Arnold L. Mintz
Arnold L. Mintz

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made as of June 2, 2006 to the Amended and Restated Employment Agreement between Asset Alliance Corporation and Arnold L. Mintz dated as of October 31, 2000, as amended by Amendment dated as of April 2, 2004, Amendment No. 2 dated as of May 20, 2004, Amendment No. 3 dated as of April 21, 2005 (collectively, the “Agreement”). Terms used in this Amendment and not defined herein have the meaning ascribed to them in the Agreement.

1. Exhibit A of the Agreement is hereby amended to read in its entirety as follows:

EBITDA Per Share Range			Bonus Range
$-		$0.75	$-	$200,000
$0.75		$1.00	$200,000	$300,000
$1.00		$1.25	$300,000	$400,000
$1.25		$1.50	$400,000	$500,000
$1.50		$1.75	$500,000	$650,000
$1.75		$2.25	$650,000	$950,000
$2.25		$3.00	$950,000	$1,400,000
$3.00		$4.00	$1,400,000	$2,050,000
$4.00		$5.00	$2,050,000	$2,800,000
$5.00		$6.00	$2,800,000	$3,650,000
$6.00		$7.00	$3,650,000	$4,550,000
$7.00		$8.00	$4,550,000	$5,450,000
$8.00		$9.00	$5,450,000	$6,450,000
$9.00	$	> 9.00	$6,450,000 + $1.1MM for each $1.00 per share

The Company’s Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Shares, before taking into account the Incentive Bonus Payments and Discretionary Bonus Payments to the CEO, COO and the CFO of the Company, shall be determined by the Company’s independent auditors each year, taking into account changes in the Company’s capital structure, securities convertible into common stock, stock dividends, stock splits, recapitalizations, reorganizations, merger and other relevant changes in the Company’s capitalization. The Incentive Bonus Payment for Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Share levels falling between the low and the high range shall be computed on a straight-line basis. For example, if Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Share should be $2.00 (the mid-point between $1.75 and $2.25), the Incentive Bonus Payment shall be $800,000 (the mid-point between $650,000 and $950,000). Notwithstanding the foregoing, if Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for Common Shareholders per Fully Diluted Share is any amount up to $0.75, the Incentive Bonus Payment shall be $200,000. Accordingly, the minimum annual Incentive Bonus Payment to Executive shall be $200,000.

2.	Except as amended by the foregoing provisions, the Agreement shall remain in full force and effect.

3.
This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery by the parties to this Amendment constitutes their agreement and consent to and approval of the amendments made hereby.

Asset Alliance Corporation

By:	/s/ Bruce H. Lipnick
Name: Bruce H. Lipnick
Title: Chief Executive Officer

/s/ Arnold L. Mintz
Arnold L. Mintz